Exhibit 10.66

AMENDMENT TO THE
HUNTSMAN CORPORATION

STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

The Committee of the Board of Directors of Huntsman Corporation (the “Company”), hereby makes this Amendment (the “Amendment”) to all Nonqualified Stock Option Agreements (previously issued or to be issued in the future) (the “Agreements”) under the Huntsman Corporation Stock Incentive Plan (as amended, the “Plan”) adopted and effective on February 4, 2015.  All terms capitalized but not defined herein shall have such meaning as the same term within the Plan.

WHEREAS, the Company previously adopted a form for the Agreements with respect to Nonqualified Stock Options to be awarded under the Plan;

WHEREAS, the Agreements provided for specific terms in Section 3 thereof regarding the method of payment of the aggregate Exercise Price for the Shares being purchased pursuant to such Nonqualified Stock Options;

WHEREAS, the Committee has determined that it is in the best interest of the eligible participants to provide for additional terms in Section 3 of the Agreements regarding the method of payment of the aggregate exercise price for the shares being purchased pursuant to such Agreement in accordance with the Plan; and

WHEREAS, the Committee approves, for purposes of section 16 of the Exchange Act, any remittance of Shares back to the Company in net settlement or otherwise;

NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Agreements shall be amended as follows:

1.                                      Amendment to Section 3 of the Agreement.  Section 3 of the Agreements shall be amended and restated as follows:

“3.                                Method of Payment.  Payment of the aggregate Exercise Price for the Shares being purchased shall be by any of the following, or a combination thereof, at your election:  (a) cash; (b) check; (c) consideration received by the Company under a cashless broker exercise program approved by the Company; (d) the withholding or “netting” of Shares having an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares being purchased; or (e) any other lawful method of payment requested by the Grantee and approved by the Committee.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed in its name and on its behalf by its duly authorized representative as of February 5, 2015.

HUNTSMAN CORPORATION

By:	/s/ R. Wade Rogers
Name:	R. Wade Rogers
Title:	Senior Vice President, Global Human Resources